UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2005

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida		34994

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     In connection with the completion of the acquisition of Century National Bank (“Century”), a national bank headquartered in Orlando, Florida, by First National Bank & Trust Company (“Interim” or the “Resulting Bank”), an interim national bank that is wholly owned by Seacoast Banking Corporation of Florida (“Seacoast”), the employment agreements dated as of November 30, 2004 between First National Bank & Trust Company of the Treasure Coast (“First National” and collectively, with its successors, assigns and the Resulting Bank, the “Bank”) and each of Messrs. Michael W. Sheffey, Sidney G. Cash and David R. Dotherow became effective as of April 30, 2005. Messrs. Sheffey, Cash and Dotherow were each executive officers of Century and will continue to serve as executive officers of the Bank.

     The employment agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein. The terms of the employment agreements are described below.

Michael W. Sheffey

     Term. Mr. Sheffey’s employment agreement provides for an initial term beginning upon the effective time of the merger and ending at the end of the calendar month immediately following the third anniversary of the effective time of the merger, unless further extended by the mutual consent of the Bank and Mr. Sheffey. The employment agreement will be automatically extended for an additional one-year period on the expiration of the initial term and annually thereafter, unless either the Bank or Mr. Sheffey cause the agreement to cease by giving 90 days prior notice of non-renewal to the other party.

     Salary and Benefits. Under the terms of the employment agreement, Mr. Sheffey is entitled to a base annual salary of $200,000 (which may be increased from time to time in accordance with normal business practices of the Bank) and is entitled to participate in all hospitalization insurance, long-term disability insurance, and life insurance in accordance with the Bank’s insurance plans and all other benefits for similarly situated members of the Bank’s senior management including reasonable club dues consistent with Seacoast policy.

     Termination. Mr. Sheffey’s employment agreement may be terminated by the Bank at any time for “cause” (as defined therein), or by Mr. Sheffey upon his resignation or a “change in control” (as defined therein). The agreement also terminates upon the death or disability of Mr. Sheffey, or upon notice from Mr. Sheffey to the Bank of (i) the Bank’s failure to comply with any material provision of the employment agreement, (ii) the Bank’s failure to elect and/or appoint Mr. Sheffey as a Regional President of the Bank with duties and powers which are customarily associated with such office, or (iii) a purported termination by the Bank for cause if it is ultimately determined that cause did not exist. Depending on the reason for the termination and when it occurs, Mr. Sheffey will be entitled to certain severance benefits, as described below.

     If Mr. Sheffey is terminated without cause or resigns following a change in control, a breach of a material provision of the employment agreement by the Bank, a change in his position or duties, or improper termination by the bank, then he or his estate or beneficiaries, as the case may be, will be entitled to be paid his full base salary (including any other cash compensation) for a period of two years following the “termination date” (as defined therein). In addition, the Bank will continue to pay his hospitalization insurance premiums (including major medical), long term disability premiums and life insurance premiums for a period of two years or until his earlier death.

     Upon his death, the Bank will pay Mr. Sheffey’s full base salary and will continue to pay for and provide to Mr. Sheffey’s spouse and eligible dependents hospitalization insurance (including major medical) and any such other health insurance benefits comparable to that coverage that would have been provided under the Bank’s group health insurance plan to Mr. Sheffey’s spouse and eligible dependents at the date of Mr. Sheffey’s death for a period of two years.

     In the event Mr. Sheffey becomes permanently disabled and is terminated, the Bank will pay Mr. Sheffey’s full base salary and will continue to pay for and provide to Mr. Sheffey’s spouse and eligible dependents hospitalization insurance (including major medical), and any such other health insurance benefits comparable to that coverage that would have been provided under the Bank’s group health insurance plan to Mr. Sheffey’s spouse and eligible dependents at the date of Sheffey’s death for a period of two years; provided, that Mr. Sheffey’s base salary shall be reduced by any amounts received by him under the Bank’s long term disability plan or from any other similar collateral source payable due to disability, including, without limitation, social security benefits.

     If Mr. Sheffey is terminated for cause, he will not be entitled to any further payments or any other form of remuneration from the Bank under the employment agreement, or otherwise, following the date of such termination.

     In the event termination is for any reason other than as described above, the employment agreement provides that the Bank shall pay Mr. Sheffey his full salary through the date of termination and no other compensation or benefits shall be paid to him thereunder; provided, however, that nothing therein shall be deemed to limit his vested rights under any other benefit, retirement, stock option or pension plan of the Bank, and the terms of those plans, programs or arrangements shall govern.

     Restrictive Covenants. In addition, Mr. Sheffey has agreed that he will not disclose confidential information or compete with the Bank, nor will he solicit the Bank’s customers or recruit the Bank’s employees, for a period of two years following the termination of his employment.

Sidney G. Cash and David R. Dotherow.

     The terms of the employment agreements entered into by Messrs. Cash and Dotherow are substantially similar to those described above, except that:

•	Messrs. Cash and Dotherow will serve as Executive Vice Presidents of the Bank;

•	the terms of the employment agreements for Messrs. Cash and Dotherow are one year and two years, respectively;

•	the annual base salary of Messrs. Cash and Dotherow is $140,000 and $130,000, respectively; and

•	the term of the restrictive covenants is for the remaining term of the employment agreement following any termination.

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On April 30, 2005, Seacoast completed its acquisition of Century, in accordance with the terms and conditions of the Agreement and Plan of Merger dated as of November 30, 2004 (the “Merger Agreement”), by and among Seacoast, Interim and Century.

     Pursuant to the Merger Agreement, Century was merged with and into Interim. At the effective time of the merger of Century with and into Interim, all outstanding shares of Century common stock were exchanged for 1,497,877 shares of Seacoast common stock and $14,629,615 in cash, and Century option holders received $1,068,000 for all outstanding options to purchase Century shares. Shareholders of Century could elect to exchange each share of Century common stock for 1.41537 shares of Seacoast common stock or $28.82 in cash, subject to proration and other limitations contained in the Merger Agreement. Interim will continue to conduct the business and operations of Century under the name “Century National Bank” until such time as Interim can be merged with and into First National.

Item 8.01. Other Events.

     On May 2, 2005, Seacoast issued a press release (the “Press Release”) announcing its acquisition of Century, as described in this Current Report under Item 2.01. Pursuant to General Instruction F to the Securities and Exchange Commission’s Form 8-K, a copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of November 30, 2004 by and between Michael W. Sheffey and First National Bank & Trust Company of the Treasure Coast

10.2	Employment Agreement dated as of November 30, 2004 by and between Sidney G. Cash and First National Bank & Trust Company of the Treasure Coast

10.3	Employment Agreement dated as of November 30, 2004 by and between David R. Dotherow and First National Bank & Trust Company of the Treasure Coast

99.1	Press release issued on May 2, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA
By:	/s/ William R. Hahl
William R. Hahl
Executive Vice President and Chief Financial Officer

Date: May 4, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement dated as of November 30, 2004 by and between Michael W. Sheffey and First National Bank & Trust Company of the Treasure Coast

10.2	Employment Agreement dated as of November 30, 2004 by and between Sidney G. Cash and First National Bank & Trust Company of the Treasure Coast

10.3	Employment Agreement dated as of November 30, 2004 by and between David R. Dotherow and First National Bank & Trust Company of the Treasure Coast

99.1	Press release issued on May 2, 2005